EXHIBIT 11
                           Schick Technologies, Inc.
                       Computation of Earnings Per Share

                                                                                                          Weighted
                                                                                            Days          Average
                                                                            Shares      Outstanding       Shares
                                                                            ------      -----------       ------
Year ended March 31, 1998
-------------------------
  Shares outstanding at April 1,1997                                      7,957,231          365         7,957,231

  Sale and issuance of common stock                                       2,012,500          274         1,510,753

  Issuance of common stock upon exercise of warrants                         11,200          177             5,431
                                                                              1,867          131               670
                                                                                359           33                32
                                                                              1,731           27               128
                                                                              1,796           20                98
                                                                              1,085           13                39
                                                                              1,809            4                20

  Issuance of common stock upon exercise of options                           1,642           32               144
                                                                                837           19                44
                                                                                                        ----------
   Weighted average shares outstanding                                                                   9,474,590

   Net income for the year ended March 31, 1998                                                         $2,360,959
                                                                                                        ----------

   Net income per share                                                                                       0.25
                                                                                                        ----------

Earnings Per Share assuming dilution

  Weighted average shares outstanding                                                                    9,474,590

  Stock options and warrants considered to be                               335,483          365           335,483
    common stock equivalents

  Exercise of warrants during fiscal 1998                                    19,847                         (4,153)

  Options issued during fiscal 1998                                          92,060                          8,308

  Exercise of options during fiscal 1998                                      2,479                           (174)
                                                                                                        ----------
   Weighted average shares outstanding assuming dilution                                                 9,814,054

   Net income for the year ended March 31, 1998
     assuming dilution                                                                                  $2,360,959
                                                                                                        ----------

   Net income per share assuming dilution                                                               $     0.24
                                                                                                        ==========

                           Schick Technologies, Inc.
                       Computation of Earnings Per Share

                                                                                                          Weighted
                                                                                            Days          Average
                                                                            Shares      Outstanding       Shares
                                                                            ------      -----------       ------
Year ended March 31, 1997
-------------------------
  Shares outstanding at April 1, 1996                                     7,052,870          365         7,052,870

  Issuance of common stock upon conversion of
    notes payable                                                            56,000          364            55,847
                                                                             32,480          343            30,522
                                                                             92,400          244            61,769
                                                                            133,966          214            78,544
                                                                             22,400          213            13,072
                                                                             11,200          194             5,953
                                                                             28,000          168            12,888

  Issuance and sale of common stock                                         424,953          244           284,078
                                                                              2,800          238             1,826
                                                                             42,442          214            24,884
                                                                             14,000          168             6,444
                                                                             33,600          103             9,482

  Shares issued as placement fee in private
    placement                                                                 2,520          244             1,685
                                                                              3,450          214             2,023
                                                                              1,568          168               722
                                                                              1,137          167               520
  Issuance of compensatory common stock to
    an employee                                                               1,445           45               178

    Weighted average shares outstanding                                                                  7,643,307

    Net loss for the year ended March 31, 1997                                                          $ (351,977)
                                                                                                        ----------
    Net loss per common share                                                                           $    (0.05)
                                                                                                        ==========

Earnings Per Share assuming dilution

  Weighted average shares outstanding assuming dilution                                                  7,643,307

   Net loss for the year ended March 31, 1997                                                           $ (328,611)

   Net loss per common share assuming dilution                                                          $    (0.04)
                                                                                                        ==========